Exhibit 23

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 16, 2015 with respect to the financial statements of Algae Dynamics Corp. included in this Amendment No. 2 to Registration Statement (Form S-1) and related Prospectus of Algae Dynamics Corp. for the registration of the resale of 1,811,977 shares of Algae Dynamics Corp. Common Shares.

McGovern, Hurley, Cunningham, LLP
Chartered Accountants
Licensed Public Accountants

February 19, 2016
Toronto, Canada